Exhibit 10.1
Third Amendment to the
American Equity Investment Life Holding Company
Short-Term Performance Incentive Plan
WHEREAS, American Equity Investment Life Holding Company (the “Company”) has previously adopted the American Equity Investment Life Holding Company Short-Term Performance Incentive Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, Paragraph C of Article V of the Plan is hereby amended in its entirety to read as follows:
Adjustments. Appropriate adjustments (positive and negative) and computations, including computations for a partial Award Year may be made by the Committee to reflect changes in a Participant's base salary rate, a Participant's job classification, or Selected Performance Factors during an Award Year.

This Third Amendment shall be effective as of the date it is adopted by the Compensation Committee of the Board of Directors of the Company, and shall apply to all awards granted under the Plan, including, without limitation, Incentive Awards made for the 2012 fiscal year.